UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2020

BigCommerce Holdings, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-39423	46-2707656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11305 Four Points Drive

Building II, Third Floor

Austin, Texas 78726

(Address of principal executive offices, including zip code)

(512) 865-4500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series 1 Common Stock, $ 0.0001 par value per share	BIGC	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01 Regulation FD Disclosure.

BigCommerce Holdings, Inc. (the “Company”) announced today that pursuant to an early expiration provision in the lock-up agreements (the “IPO Lock-up Agreements”) entered into in connection with the Company’s recent initial public offering (the “IPO”) that releases the restrictions from sale thereunder if (i) at least 120 days have elapsed after the date of the prospectus used in connection with the IPO and (ii) the expiration date of the IPO Lock-up Agreements will occur during or within five trading days of a “black-out” period under the Company’s insider trading policy (or similar period when trading is not permitted by insiders under our insider trading policy), the expiration of the IPO Lock-Up Agreements will occur on December 9, 2020.

Item 8.01 Other Events.

Today the Company issued a press release announcing that it has launched a follow-on public offering (the “Offering”) of 5,000,000 shares of the Company’s Series 1 common stock, par value $0.0001 per share (the “Common Stock”), including 1,000,000 shares of Common Stock sold by the Company and 4,000,000 shares of Common Stock sold by the selling stockholders (the “Selling Stockholders”), including certain members of management and entities affiliated with directors of the Company, listed in the registration statement on Form S-1 filed with the Securities and Exchange Commission in connection with the Offering. In addition, certain of the selling stockholders are expected to grant the underwriters a 30-day option to purchase up to an additional 750,000 shares of Common Stock. A copy of the press release is attached hereto as Exhibit 99.1.

In connection with the Offering, Morgan Stanley & Co. LLC and Barclays Capital Inc., book-running managers in the IPO, are releasing a lock-up restriction contained in the IPO Lock-up Agreements with respect to certain shares of the Company’s Series 1 common stock sold in the Offering by the Selling Stockholders, including certain officers and directors of the Company. The release will take effect concurrently with the Offering, and the shares may be sold only in connection with the Offering. Except for the sale pursuant to the Offering, the lock-up restrictions applicable to the Selling Stockholders, including certain directors and officers of the Company, shall remain in full force and effect pursuant to the terms of the IPO Lock-up Agreements. In addition, the Selling Stockholders and the officers and directors of the Company have entered into new 90-day lock-up agreements in connection with the follow-on public offering of Series 1 common stock announced today.

In addition to the shares included in the Offering, concurrently with the pricing of the Offering, Morgan Stanley & Co. LLC and Barclays Capital Inc. and the Company have agreed to a partial release of up to 10% of the shares of common stock subject to the IPO Lock-up Agreements or market stand-off restrictions contained in the Company’s equity awards beneficially owned by the Company’s non-executive employees, in an aggregate amount of approximately 450,000 shares of Common Stock. This release is contingent upon the pricing of the Offering, but upon such pricing, such shares of Common Stock that are released will become freely tradable subject to applicable securities laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by BigCommerce Holdings, Inc. dated November 10, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BigCommerce Holdings, Inc.

Date: November 10, 2020	By:	/s/ Jeff Mengoli
Jeff Mengoli
Chief Legal Officer and Secretary